Exhibit 32.1

CERTIFICATION OF CO-PRINCIPAL EXECUTIVE OFFICER
FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Markel Corporation (the "Company") on Form 10-Q for the period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas S. Gayner, Co-Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas S. Gayner
Thomas S. Gayner
Co-Chief Executive Officer
(Co-Principal Executive Officer)
July 31, 2018